EXHIBIT 10.56

WAIVER AND CONSENT AND AMENDMENT No. 1, dated as of March 4, 2016 (this “Amendment”), (i) to the Superpriority Secured Debtor-in-Possession Credit Agreement, dated as of January 21, 2016 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Arch Coal, Inc., a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as borrower (the “Borrower”), the Guarantors from time to time party thereto, each a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, the Lenders from time to time party thereto and Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent (in such capacities, the “Agent”), and (ii) under the Final Order.  Capitalized terms used but not defined herein have the meaning provided in the Credit Agreement.

WHEREAS, the Borrower and ICG, Inc., a Subsidiary of the Borrower, desire to sell and transfer (the “ICG Knott County Sale”) their membership interests in ICG Knott County, LLC (“ICG Knott County”) pursuant to that certain Membership Interest Purchase Agreement, dated as of September 16, 2015 (as amended, restated, supplemented or otherwise modified from time to time), among the Borrower and ICG, Inc., as seller, and Quest Energy Inc., as buyer, and, in connection therewith, to have the Case of ICG Knott County dismissed;

WHEREAS, pursuant to the Final Order, the prior written consent of the Required Lenders and the Required Lenders (as defined in the Amended and Restated Credit Agreement, dated as of June 14, 2011 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Prepetition Credit Agreement”), among the Borrower, the Guarantors (as defined in the Prepetition Credit Agreement) from time to time party thereto, the lenders from time to time party thereto (the “Prepetition Lenders”) and Wilmington Trust, National Association (as successor in interest to Bank of America, N.A.), as administrative agent for the lenders under the Term Loan Facility (as defined in the Prepetition Credit Agreement) (in such capacity, the “Prepetition Administrative Agent”) and Wilmington Trust, National Association (as successor in interest to PNC Bank, National Association), as collateral agent (in such capacity, the “Prepetition Collateral Agent”)) (the “Prepetition Required Lenders”) is required in connection with the dismissal of the Case of ICG Knott County;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement and the undersigned Lenders are willing to consent to such amendments on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 13.01 of the Credit Agreement, the Agent, with the written consent of the Required Lenders, and the Borrower, on behalf of the Loan Parties, may grant written waivers or consents under and enter into written agreements amending or changing any provision of the Credit Agreement; and

WHEREAS, the parties hereto desire to provide the waivers, consents and amendments set forth below on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.              Waiver and Consent under and Amendment to Credit Agreement.

(a)           The Agent, with the consent of the Lenders party hereto, hereby (x) waives any Default or Event of Default that would occur pursuant to Section 9.01(q)(i) of the Credit Agreement solely as a result of the dismissal of the Case of ICG Knott County in connection with the ICG Knott County Sale and (y) consents to the dismissal of the Case of ICG Knott County in connection with the ICG Knott County Sale.

(b)           The Credit Agreement is hereby amended effective as of the Amendment Effective Date as follows:

(A)          the definition of “Availability End Date” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “four” therefrom and inserting in lieu thereof the word “six”.

(B)          Section 5.06(a) of the Credit Agreement is hereby amended by deleting the words “four month anniversary” therefrom and inserting in lieu thereof the words “six month anniversary”.

(C)          Section 8.01(p)(iii) of the Credit Agreement is hereby amended by deleting the words “that is reasonably acceptable to the Required Lenders” therefrom and inserting in lieu thereof the words “that contemplates the payment in full in cash of the Obligations under the Loan Documents (other than contingent indemnification obligations not yet due and payable) on the consummation date of the Reorganization Plan”.

(D)          Section 8.02(s) of the Credit Agreement is hereby amended by deleting the number “$575,000,000” therefrom and inserting in lieu thereof the number “$500,000,000”.

(E)           Section 9.01(q) of the Credit Agreement is hereby amended by deleting clause (x) in its entirety therefrom.

Section 2.              Consent to Dismissal of Case of ICG Knott County.  The Prepetition Lenders party hereto hereby consent to the dismissal of the Case of ICG Knott County in connection with the ICG Knott County Sale.

Section 3.              Representations and Warranties.  The Borrower represents and warrants to the Agent and the Lenders as of the Amendment Effective Date that:

(a)           (i) The Borrower (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (B) subject to the entry of the Orders and subject to the terms thereof, has full power to enter into, execute, deliver and carry out this Amendment, and all such actions have been duly authorized by all necessary proceedings on its part, and (ii) this Amendment has been duly and validly executed and delivered by the Borrower and, subject to the entry of the Orders and subject to the terms thereof, constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

(b)           Neither the execution and delivery of this Amendment by the Borrower, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by the Borrower will (x) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of the Borrower or (ii) except as would not reasonably be expected to result in Material Adverse Change and except in respect of the Existing Debt Documents, any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which the Borrower is bound or subject to, or (y) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower (other than Liens granted in respect of the Obligations and Liens created by the Existing Debt Documents).

(c)           Subject to the entry of the Orders and subject to the terms thereof, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is necessary to authorize or permit under any Law in connection with the execution, delivery and carrying out of this Amendment by the Borrower.

(d)           Immediately before and immediately after giving effect to this Amendment, the representations and warranties of each Loan Party set forth in the Loan Documents to which it is a party shall be true and correct in all material respects on and as of the Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(e)           Immediately before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 4.              Conditions to Effectiveness of Section 1.  Section 1 of this Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions are satisfied or waived:

(a)           the Agent shall have received from (i) the Required Lenders and (ii) the Borrower a duly executed counterpart of this Amendment signed on behalf of such party (which may include facsimile or other electronic transmission of a signed signature page of this Amendment).

(b)           on and as of the Amendment Effective Date, both immediately before and immediately after giving effect to the effectiveness of this Amendment, the representations and warranties of the Borrower set forth in Section 3 hereof shall be true and correct in all material respects.

Section 5.              Conditions to Effectiveness of Section 2.  Section 2 of this Amendment shall become effective on the date on which the Prepetition Administrative Agent shall have received from the Prepetition Required Lenders a duly executed counterpart of this Amendment signed on behalf of such party (which may include facsimile or other electronic transmission of a signed signature page of this Amendment).

Section 6.              Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 7.              Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

Section 8.              Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.              Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  The Borrower, on behalf of each Loan Party, confirms and agrees that the Liens granted pursuant to the Interim Order, the Final Order and the Collateral Documents shall continue without any diminution thereof and shall remain in full force and effect on and after the date hereof.  For the avoidance of doubt, on and after the Amendment Effective Date, this Amendment shall for all purposes constitute a Loan Document.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

ARCH COAL, INC.

By:	/s/ Robert G. Jones
	Name:	Robert G. Jones
	Title:	Senior Vice President — Law, General
Counsel & Secretary

[Signature Page — Arch Waiver and Consent and Amendment No. 1]